May 11, 2016

Canadian Securities Administrators

Cameco Corporation

Annual Meeting May 11, 2016

Report of Voting Results

Under National Instrument 51-102

In accordance with Section 11.3 of National Instrument 51-102 – Continuous Disclosure Obligations, we advise of the results of the voting on the matters submitted to the annual meeting (the Meeting) of the shareholders (the Shareholders) of Cameco Corporation (the Corporation) held on May 11, 2016. Each of the matters set forth below is described in greater detail in the Notice for the Meeting and Management Proxy Circular mailed to Shareholders prior to the Meeting.

The matters voted upon at the Meeting and the results of the voting were as follows:

Item 1: Election of Directors

The following directors were elected to hold office for the ensuing year or until their successors are elected or appointed:

Ian Bruce	Tim Gitzel
Daniel Camus	Jim Gowans
John Clappison	Don Kayne
Donald Deranger	Anne McLellan
Catherine Gignac	Neil McMillan

If a ballot vote had been taken, based upon proxy votes by Shareholders received by the Corporation, the voting results for the election of directors, both before and after giving

Canadian Securities Administrators

May 11, 2016

effect to the twenty-five (25%) percent non-resident Shareholder voting restriction, would have been:

Vote Results Before Reduction of Non-resident Vote:

Nominee	Votes For	% Votes For	Withheld	% Votes Withheld
Ian Bruce	209,530,622	93.27%	15,118,923	6.73%
Daniel Camus	208,522,231	92.82%	16,127,314	7.18%
John Clappison	221,506,760	98.60%	3,142,785	1.40%
Donald Deranger	221,339,474	98.53%	3,310,071	1.47%
Catherine Gignac	223,079,103	99.30%	1,570,442	0.70%
Tim Gitzel	222,826,789	99.19%	1,822,756	0.81%
Jim Gowans	215,533,570	95.94%	9,112,275	4.06%
Don Kayne	222,924,856	99.23%	1,724,689	0.77%
Anne McLellan	208,746,642	92.92%	15,902,903	7.08%
Neil McMillan	221,664,282	98.76%	2,773,846	1.24%

Vote Results After Reduction of Non-resident Vote to 25%:

Nominee	Votes For	% Votes For	Withheld	% Votes Withheld
Ian Bruce	138,042,854	90.29%	14,847,596	9.71%
Daniel Camus	137,771,360	90.11%	15,119,090	9.89%
John Clappison	150,423,913	98.39%	2,466,537	1.61%
Donald Deranger	150,576,852	98.49%	2,313,598	1.51%
Catherine Gignac	151,580,036	99.14%	1,310,414	0.86%
Tim Gitzel	151,323,845	98.98%	1,566,606	1.02%
Jim Gowans	146,191,565	95.62%	6,697,961	4.38%
Don Kayne	151,337,441	98.98%	1,553,009	1.02%
Anne McLellan	137,658,507	90.04%	15,231,944	9.96%
Neil McMillan	150,524,587	98.49%	2,313,009	1.51%

Item 2: Appointment of Auditors

By a vote by way of show of hands, KPMG LLP was appointed auditors of the Corporation to hold office until the next annual meeting of Shareholders, or until their successors are appointed.

If a ballot vote had been taken, based upon proxy votes by Shareholders received by the Corporation, the voting results for appointment of auditors, both before and after giving effect to the twenty-five (25%) percent non-resident Shareholder voting restriction, would have been:

Vote Results Before Reduction of Non-resident Vote:

Votes For	% Votes For	Votes Withheld	% Votes Withheld
242,699,548	98.50%	3,698,459	1.50%

Canadian Securities Administrators

May 11, 2016

Vote Results After Reduction of Non-resident Vote to 25%:

Votes For	% Votes For	Votes Withheld	% Votes Withheld
155,140,038	97.99%	3,187,527	2.01%

Item 3: Executive Compensation

On a vote by ballot, an advisory resolution was passed accepting the approach to executive compensation disclosed in Cameco’s Management Proxy Circular delivered in advance of this meeting.

The outcome of the ballot vote, both before and after giving effect to the twenty-five (25%) percent non-resident Shareholder voting restriction, was as follows:

Vote Results Before Reduction of Non-resident Vote:

Votes For	% Votes For	Votes Against	% Votes Against
204,891,514	91.20%	19,758,031	8.80%

Vote Results After Reduction of Non-resident Vote to 25%:

Votes For	% Votes For	Votes Against	% Votes Against
135,248,923	88.46%	17,650,316	11.54%

Cameco Corporation

By:	“Sean A. Quinn”
Sean A. Quinn
Senior Vice-President, Chief Legal Officer
and Corporate Secretary